Bacterin Secures Additional OrbiMed Financing

BELGRADE, MT, March 10, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, announced the closing of an additional $4 million financing from OrbiMed.

The additional $4 million was provided on the same terms as the $20 million term loan the Company received in August of 2012. In conjunction with the financing, Bacterin agreed to issue 1.5 million shares of common stock to an affiliate of OrbiMed. The proceeds will be used by the Company for working capital and general corporate purposes.

“This financing is important for Bacterin and its shareholders,” said Dan Goldberger, President and CEO of Bacterin International. “We now have the capital that allows us to continue to develop the strategic sales initiatives implemented when I came on as CEO in August. By securing financing through OrbiMed, we have further strengthened our relationship with a key stakeholder that continues to believe in Bacterin’s products and our management team’s ability to drive this company.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

About OrbiMed

OrbiMed (www.orbimed.com) is a leading investment firm dedicated exclusively to the healthcare sector, with approximately $10 billion in assets under management. OrbiMed invests globally across the spectrum of healthcare companies, from venture capital start-ups to large multinational companies. OrbiMed's team of more than 80 employees manages a series of private equity funds, public equity funds, royalty/debt funds and other investment vehicles. OrbiMed maintains its headquarters in New York City, with additional offices in San Francisco, Shanghai, Mumbai and Herzliya.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company’s sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow; the Company’s ability to obtain shareholder approval of financing transactions; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to remain listed on the NYSE MKT exchange; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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COCKRELL GROUP

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